Exhibit 99.1

Liquidity Services, Inc. Announces Preliminary Fiscal Third Quarter 2013 Financial Results

Washington, DC — July XX, 2013 — Liquidity Services, Inc. (NASDAQ: LQDT; (www.liquidityservicesinc.com) today announced certain preliminary financial results for its third quarter fiscal year 2013 ended June 30, 2013.

Liquidity Services expects to report Gross Merchandise Volume (GMV) of $228 million to $231 million, which is lower than the Company’s previous expectations of $250 million to $275 million.  Adjusted EBITDA, which excludes stock based compensation and acquisition costs, is expected to be $26 million to $27 million compared to the Company’s previous expectations of $29 million to $32 million.  The Company also expects adjusted diluted earnings per share of $0.43 to $0.45 compared to previous expectations of $0.49 to $0.54.

As a result of the lower than expected third quarter results, the Company expects to lower its fiscal year 2013 guidance for GMV, Adjusted EBITDA and Adjusted EPS.  The updated guidance will be provided on the earnings call on August 7, 2013.

Results were impacted by lower than expected GMV in the company’s GoIndustry marketplace and its retail supply chain business as a result of lower product flows from existing clients and slower than expected rollout of new client programs. “While our preliminary GMV results for Q3-FY13 and the impact on our Adjusted EBITDA and Adjusted EPS results were disappointing and below our expectations, our emphasis has been on profitable growth and we have made good progress with the integration of our GoIndustry acquisition, which is now operating at near breakeven. Overall margins in our business remain strong; we expect to report that adjusted EBITDA margins increased to approximately 11.5% in the third quarter from 11.3% in the second quarter primarily as a result of sharper focus and streamlined operations,” said Bill Angrick, Chairman and CEO of Liquidity Services.  “The lower than expected top line results during the quarter were driven by delays in new programs, weaker volumes in the consumer electronics vertical and the continued repositioning of the GoIndustry business to focus on the key business lines and regions that we expect will drive sustained profitable growth in this business.  We expect to report GoIndustry will achieve approximately $115 million of annualized GMV in FY-13, which is less than our previously discussed expectations of $140 million to $150 million.”

“Fundamentally, we are confident in our competitive position and our ability to achieve attractive organic growth rates over the next several years driven by our strong client service and continued investments in innovation. However, in the short term results have been less predictable and pressured due to significant integration efforts and the timing of new large programs coming on line in our retail supply chain business,” continued Angrick.

Full Third Quarter Fiscal Year 2013 Financial Results

Liquidity Services will report the results of its third quarter on Wednesday, August 7, 2013 at 8:00 a.m. Eastern Time. Investors and other interested parties may access the teleconference by dialing 866-202-0886 or 617-213-8841 and providing the participant pass code 42835180. A live web cast of the conference call will be provided on the Company’s investor relations website at www.liquidityservicesinc.com/investors.

An archive of the web cast will be available on the Company’s website for 30 calendar days ending September 6, 2013 at 11:59 p.m. ET. An audio replay of the teleconference will also be available until September 6, 2013 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010 or 617-801-6888 and provide pass code 74058780. Both replays will be available starting at 12:30 p.m. on the day of the call.

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Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of certain components of financial performance.  These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, and Adjusted earnings per share.  These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future.  We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures.  In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting.  These measures should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data, such as GMV, as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV also provides a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of customer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors.  In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting.  This data should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The financial information set forth in this press release reflects our current preliminary estimates, is subject to the completion of our third quarter review process, and is subject to change. Our full third quarter results could differ materially from the preliminary estimates and outlook we have provided in this press release.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others, our dependence on our contracts with the DoD and Walmart for a significant portion of our revenue and profitability; our ability to successfully expand the supply of merchandise available for sale on our online marketplaces; our ability to attract and retain active professional buyers to purchase this merchandise; the timing and success of upgrades to our technology infrastructure; our ability to successfully complete the integration of any acquired companies, including NESA, GoIndustry, Jacobs Trading and Truckcenter.com, into our existing operations and our ability to realize any anticipated benefits of these or other acquisitions; and our ability to recognize any expected tax benefits as a result of closing our U.K. retail consumer goods. There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services, Inc.

Liquidity Services, Inc. (NASDAQ: LQDT) provides leading corporations, public sector agencies and buying customers the world’s most transparent, innovative and effective online marketplaces and integrated services for surplus assets. On behalf of its clients, Liquidity Services has completed the sale of over $3.6 billion of surplus, returned and end-of-life assets, in over 500 product categories, including consumer goods, capital assets and industrial equipment. The company is based in Washington, D.C. and has approximately 1,300 employees. Additional information can be found at: http://www.liquidityservicesinc.com.

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Liquidity Services, Inc.

Julie Davis

Director of Investor Relations

202-558-6234

julie.davis@liquidityservicesinc.com